UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 15, 2013

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-35779 (Commission File Number)	75-2771546 (I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of Principal Executive Offices)	78701 (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.          DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)           On July 15, 2013, William G. Manias resigned from the Board of Directors of USA Compression GP, LLC (the “Board”) effective July 15, 2013.

(c)           On July 15, 2013, the Board appointed William G. Manias to the position of Vice President and Chief Operating Officer of USA Compression GP, LLC. Mr. Manias, age 51, had served as a director of USA Compression GP, LLC from February 2013 until July 15, 2013.  From October 2009 until January 2013, Mr. Manias served as Senior Vice President and Chief Financial Officer of Crestwood Midstream Partners LP and its affiliates, where his general responsibilities included the partnership’s financial and treasury activities. Before joining Crestwood in 2009, Mr. Manias was the Chief Financial Officer of TEPPCO Partners, L.P. from January 2006 through January 2009. From September 2004 until January 2006, he served as Vice President of Business Development and Strategic Planning at Enterprise Product Partners L.P. He previously served as Vice President and Chief Financial Officer of GulfTerra Energy Partners, L.P. from February 2004 to September 2004 at which time GulfTerra Energy Partners, L.P. was merged with Enterprise Product Partners L.P. Prior to GulfTerra Energy Partners, L.P., Mr. Manias held several executive management positions with El Paso Corporation. Prior to El Paso, he worked as an energy investment banker for J.P. Morgan Securities Inc. and its predecessor companies from May 1992 to August 2001. Mr. Manias earned a B.S.E. in civil engineering from Princeton University in 1984, a M.S. in petroleum engineering from Louisiana State University in 1986, and an M.B.A. from Rice University in 1992.

In connection with his appointment as Vice President and Chief Operating Officer, Mr. Manias entered into an employment agreement, dated July 15, 2013, with USA Compression Management Services, LLC, an indirect wholly owned subsidiary of USA Compression Partners, LP (the “Partnership”). The information below summarizes the material terms of Mr. Manias’ employment agreement and is qualified in its entirety by reference to the terms of  the employment agreement filed herein as Exhibit 10.1.  The employment agreement has an initial two-year term and will be extended automatically for successive twelve-month periods thereafter unless either party delivers written notice to the other within ninety days prior to the expiration of the then-current employment term.  Pursuant to his employment agreement, Mr. Manias will receive an annual base salary of $275,000 and will be entitled to participate in a discretionary annual incentive bonus compensation program, under which incentive awards are determined annually, with reference to an initial target bonus of $137,500. Mr. Manias is also eligible to receive other benefits generally available to all employees.

In addition, Mr. Manias’ employment agreement provides that upon termination of employment either by the Partnership for convenience or due to Mr. Manias’ resignation for good reason (as defined within the employment agreement), subject to the timely execution of a general release of claims, Mr. Manias will be entitled to receive (i) an amount equal to one times his annual base salary, payable in equal semi-monthly installments over one year following termination (or, if such termination occurs within two years following a change in control, in a lump sum within thirty days following the termination of employment) and (ii) continued coverage for twenty-four months under our group medical plan in which Mr. Manias and any of his dependents were participating immediately prior to his termination. Additionally, upon a termination of employment by the Partnership for convenience, by Mr. Manias for good reason, or due to the his death or disability (each term as defined within the employment agreement), Mr. Manias will be entitled to receive (i) an amount equal to one times his annual bonus (up to his target annual bonus) for the immediately preceding year and (ii) a pro-rata portion of any earned annual bonus for the year in which termination occurs.  Notwithstanding the time frames for payment of severance benefits noted above, in the event that Mr. Manias is a “specified employee” (as defined wtihin Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”)) at the time of his termination of employment, any amounts that are not otherwise exempt from Section 409A may be delayed for a six month period following such a termination.  During his employment and for two years following a termination of employment, Mr. Manias’ employment agreement prohibits him from competing with the Partnership’s business.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated July 15, 2013, between USA Compression Management Services, LLC and William G. Manias.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated: July 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated July 15, 2013, between USA Compression Management Services, LLC and William G. Manias.